UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2020

Albertsons Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-205546	47-4376911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.

Boise, Idaho 83706

(Address of principal executive office and zip code)

(208) 395-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 9, 2020 (the “Closing Date”), Albertsons Companies, Inc., a Delaware corporation (the “Company”), entered into an amended and restated investment agreement (as amended, the “Investment Agreement”), with certain investors led by funds managed, advised or controlled by affiliates of Apollo Global Management, Inc. (collectively, the “Investors”), and completed its previously announced sale and issuance of an aggregate of $1,750,000,000 liquidation preference of convertible preferred stock with an initial dividend rate of 6.75%. Of the preferred stock sold and issued, (i) an aggregate of 1,410,000 shares were 6.75% Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), and (ii) an aggregate of 340,000 shares were 6.75% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock” and together with the Series A-1 Preferred Stock, “Preferred Shares”).

In addition, on the Closing Date, ACI Real Estate Company LLC, a Delaware limited liability company, that is a subsidiary of Safeway, Inc. and an indirect subsidiary of the Company (“RE LLC”), and AL RE Investor Holdings, LLC, a Delaware limited liability company (“RE Investor”), entered into an amended and restated real estate agreement (as amended, the “Real Estate Agreement”) and completed the transactions contemplated thereby. Pursuant to the Real Estate Agreement, RE Investor purchased the right, upon certain specified triggering events, to exchange all of the outstanding Preferred Shares for equity interests in certain newly-formed subsidiaries of RE LLC (such subsidiaries, the “SPEs”) or the real property assets (“Real Estate Assets”) held by the SPEs (such right to exchange, the “Investor Exchange Right”).

The aggregate purchase price paid by the Investors under the Investment Agreement and RE Investor under the Real Estate Agreement was $1,680,000,000. The Company used cash in an amount equal to the proceeds from the sale of the Preferred Shares and the Investor Exchange Right to repurchase 49,040,413 shares of its outstanding common stock from certain of its existing stockholders at a price of $34.26 per share.

Registration Rights Agreement

On the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Company’s pre-issuance stockholders (the “Pre-Issuance Stockholders”) and the Investors (together with the Pre-Issuance Stockholders, the “Holders”). Pursuant to the Registration Rights Agreement, the Company granted the Holders certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), which Registrable Securities include the shares of common stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”), but not the Preferred Shares. These rights include, among others, certain demand registration rights for the Company’s Pre-Issuance Stockholders and “piggyback” registration rights for all Holders. Additionally, the Company is required to use its reasonable best efforts to file and maintain an effective shelf registration as permitted by Rule 415 of the Securities Act of 1933, as amended, for all Registrable Securities held by the Investors.

Master Lease Agreement

On the Closing Date, RE LLC, as landlord (together with its successors and assigns, the “Landlord”), and certain subsidiaries of the Company (collectively, “Tenant”) entered into a single unitary master sublease agreement (the “Master Lease Agreement”). The Master Lease Agreement has a primary term of 20 years (the “Primary Term”) provided that if the RE Investor exercises the Investor Exchange Right, the Primary Term shall be extended to expire on the 20th anniversary of the date which the sale of the selected SPEs or the Real Estate Assets held by such selected SPEs is consummated as contemplated by the Real Estate Agreement. The Primary Term of the Master Lease Agreement shall be followed by up to eight consecutive extension terms of five years each (each an “Option Term”), which may be exercised at Tenant’s option with respect to any or all of the Real Estate Assets subject thereto (each such individual property, a “Leased Property”). The annual rent (“Annual Rent”) payable by Tenant under the Master Lease Agreement during the first year of the Primary Term shall be approximately $179,400,000, payable in equal monthly installments in advance on the first day of each calendar month. Beginning in the second year of the Primary Term, and continuing each year thereafter during the Primary Term and Option Term, Annual Rent with respect to each Leased Property shall increase annually for certain lease years as specified in the Master Lease Agreement; provided, that beginning at a particular Option Term when such Leased Property is at 80% of its useful life, and for each Option Term thereafter for such Leased Property, the Annual Rent for each such Option Term shall be reset to an amount equal to the greater of (i) the Annual Rent with respect to such Leased Property in effect during the immediately preceding lease year, or (ii) one hundred percent (100%) of then fair market value rent for such Leased Property determined as provided in the Master Lease Agreement. The Master Lease Agreement is an absolute triple net lease, with the Tenant responsible for all repair, maintenance and real property related taxes and assessments with respect to the Leased Properties.

The terms of the Investment Agreement, the Real Estate Agreement, the Registration Rights Agreement and the Master Lease Agreement and the transactions contemplated thereby are more fully described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 27, 2020, which is incorporated herein by reference, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Investment Agreement, the Real Estate Agreement, the Registration Rights Agreement and the Master Lease Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01, with respect to the Investment Agreement, is incorporated into this Item 3.02 by reference. As described in Item 1.01, pursuant to the terms of the Investment Agreement, the Company has issued Preferred Shares to the Investors and Conversion Shares upon conversion of the Preferred Shares. This sale and issuance was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act. The Investors represented to the Company that they are “accredited investors” as defined in Rule 501 of the Securities Act and that the Preferred Shares were acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to the Preferred Shares or Conversion Shares issued in connection with any future conversion of the Preferred Shares.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated into this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2020, the Company filed with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation (the “A&R Certificate of Incorporation”) for the purposes of amending its current amended and restated certificate of incorporation to establish the terms of the Company’s Class A common stock, par value $0.01 per share, and Class A-1 common stock, par value $0.01 per share. On June 8, 2020, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of 6.75% Series A Convertible Preferred Stock of the Company (the “Series A Certificate of Designations”) and a Certificate of Designations of 6.75% Series A-1 Convertible Preferred Stock of the Company (the “Series A-1 Certificate of Designations”).

The foregoing description of the terms of the A&R Certificate of Incorporation and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Certificate of Incorporation, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference. The terms of the Preferred Shares are more fully described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2020, which is incorporated herein by reference, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Series A Certificate of Designations and the Series A-1 Certificate of Designations, which are attached hereto as Exhibit 3.2 and Exhibit 3.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporations of Albertsons Companies, Inc.

3.2	Certificate of Designations of 6.75% Series A Convertible Preferred Stock of Albertsons Companies, Inc.

3.3	Certificate of Designations of 6.75% Series A-1 Convertible Preferred Stock of Albertsons Companies, Inc.

4.1	Registration Rights Agreement by and among Albertsons Companies, Inc. and the other parties thereto, dated as of June 9, 2020.

10.1	Amended and Restated Investment Agreement by and among Albertsons Companies, Inc. and the investors party thereto, dated June 9, 2020.

10.2	Amended and Restated Real Estate Agreement by and between ACI Real Estate Company LLC and AL RE Investor Holdings, LLC, dated June 9, 2020.

10.3	Unitary Master Sublease between ACI Real Estate Company LLC, as Landlord, and the entities set forth therein, as Tenant, dated June 9, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
Dated: June 9, 2020

	By:	/s/ Robert A. Gordon
Robert A. Gordon
Executive Vice President, General Counsel and Secretary